Exhibit 99.1

Press Release

Release Date:  January 3, 2017
At 8:30 a.m. EST

CONTACT: PRUDENTIAL BANCORP, INC. Jack E. Rothkopf Chief Financial Officer (215) 755-1500

PRUDENTIAL BANCORP, INC. ANNOUNCES COMPLETION OF
MERGER WITH POLONIA BANCORP, INC.

Philadelphia, Pennsylvania (January 3, 2017)–Prudential Bancorp, Inc. (the "Company" or "Prudential") (Nasdaq:PBIP) today announced the completion of the acquisition of Polonia Bancorp, Inc. ("Polonia") and its wholly-owned subsidiary, Polonia Bank, effective January 1, 2017. Polonia was merged with and into Prudential immediately followed by the merger of Polonia Bank with and into Prudential Savings Bank.

Under the terms of the Merger Agreement, shareholders of Polonia had the option to receive $11.09 per share in cash or 0.7460 of a share of Prudential common stock for each share of Polonia common stock, subject to allocation provisions to assure that, in the aggregate, Polonia shareholders received total merger consideration that consists of 50% stock and 50% cash. As a result of Polonia shareholder stock and cash elections and the related proration provisions of the Merger Agreement, Prudential issued approximately 1,274,200 shares of its common stock and approximately $18.9 million in the merger.

With the combination of the two organizations, Prudential, on a consolidated basis, has approximately $838.9 million in assets, $508.8 million in loans and $563.7 million in deposits with 11 branch offices in Philadelphia, Delaware and Montgomery counties. "As two long standing community banks within the Philadelphia metropolitan area holding similar core values, we are confident that this merger will prove beneficial to our customers and the community," said Dennis Pollack, Prudential's President and Chief Executive Officer.

The banks will conduct business as "Prudential Bank".  The systems integration process is expected to be completed in mid-February 2017.

About Prudential Bancorp, Inc.:

Prudential Bancorp, Inc. is the holding company for Prudential Savings Bank. Prudential Savings Bank is a Pennsylvania-chartered, FDIC-insured savings bank that was originally organized in 1886. The Bank conducts business from its headquarters and main office in Philadelphia, Pennsylvania as well as five additional full-service branch offices, four of which are in Philadelphia, and one is in Drexel Hill, Delaware County, Pennsylvania.

Forward Looking Statements:

This press release contains "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. These statements include, but are not limited to, expectations or predictions of future financial or business performance, conditions relating to the Company and Polonia, or other effects of the merger of the Company and Polonia. These forward-looking statements include statements with respect to the Company's beliefs, plans, objectives, goals, expectations, anticipations, estimates and intentions, that are subject to significant risks and uncertainties, and are subject to change based on various factors (some of which are beyond the Company's control). The words "may," "could," "should," "would," "will," "believe," "anticipate," "estimate," "expect," "intend," "plan" and similar expressions are intended to identify forward-looking statements.

In addition to factors previously disclosed in the reports filed by the Company with the Securities and Exchange commission ("SEC") and those identified elsewhere in this press release, the following factors, among others, could cause actual results to differ materially from forward looking statements or historical performance: difficulties and delays in integrating the Polonia business or fully realizing anticipated cost savings and other benefits of the merger; business disruptions following the merger; the strength of the United States economy in general and the strength of the local economies in which the Company and Polonia conduct their operations; general economic conditions; legislative and regulatory changes; monetary and fiscal policies of the federal government; changes in tax policies, rates and regulations of federal, state and local tax authorities; changes in interest rates, deposit flows, the cost of funds, demand for loan products, demand for financial services, competition, changes in the quality or composition of the Company's loan, investment and mortgage-backed securities portfolios; changes in accounting principles, policies or guidelines and other economic, competitive, governmental and technological factors affecting the Company's operations, markets, products, services and fees; and the success of the Company at managing the risks involved in the foregoing.

The Company does not undertake to update any forward-looking statement, whether written or oral, that may be made from time to time by or on behalf of the Company to reflect events or circumstances occurring after the date of this press release.

For a complete discussion of the assumptions, risks and uncertainties related to our business, you are encouraged to review the Company's filings with the SEC, including the "Risk Factors" section in its most recent Annual Report on Form 10-K, as supplemented by its quarterly or other reports subsequently filed with the SEC.